UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2012

NorthWestern Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10499	46-0172280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 W. 69th Street
Sioux Falls, South Dakota		57108
(Address of Principal Executive Offices)		(Zip Code)

605-978-2900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 25, 2012, Northwestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with UBS Securities LLC (“UBS”), which is attached as Exhibit 1.1 hereto.  Under the terms of the Agreement, the Company may offer and sell from time to time shares of its common stock, par value $0.01 per share (the “Shares”), having a gross sales price of up to $100,000,000, through UBS as principal or agent.  Sales of the Shares, if any, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices and in such other manner as agreed upon by the Company and UBS.  UBS will receive from the Company a commission of 1.0% based on the gross sales price for any Shares sold to or through it as principal or agent under the Agreement.  The Company has no obligation to sell any Shares and may at any time suspend solicitation and offers under the Agreement or terminate the Agreement.

The Shares will be offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-179568) (the “Registration Statement”).

The description of the Agreement is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Agreement.  A copy of the Agreement is attached to this report as Exhibit 1.1 and is incorporated by reference as though it were fully set forth herein. The Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Attached hereto as Exhibit 5.1 is an opinion of counsel regarding the legality of the Shares.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

The following exhibits are filed herewith.  These are exhibits to the Registration Statement on Form S-3, Registration 333-179568.

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of April 25, 2012, by and between Northwestern Corporation d/b/a NorthWestern Energy and UBS Securities LLC.
5.1	Opinion of counsel as to the legality of the Shares relating to the Agreement.
23.1	Consent of counsel (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWESTERN CORPORATION
(Registrant)

By: /s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: April 25, 2012

Index to Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of April 25, 2012, by and between Northwestern Corporation d/b/a NorthWestern Energy and UBS Securities LLC.
5.1	Opinion of counsel as to the legality of the Shares relating to the Agreement.
23.1	Consent of counsel (included in Exhibit 5.1).